As filed with the Securities and Exchange Commission on December 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

LUCID DIAGNOSTICS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-5488042
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

360 Madison Avenue, 25th Floor New York, New York 10017 (917) 813-1828	Lishan Aklog, M.D. Chairman and Chief Executive Officer 360 Madison Avenue, 25th Floor New York, New York 10017 (917) 813-1828
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Office)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq.

Eric T. Schwartz, Esq.

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174

Telephone: (212) 818-8800

Fax: (212) 818-8881

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant is filing this registration statement to replace its existing registration statement (No. 333-268560), which is expiring pursuant to Rule 415(a)(5). In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate such earlier registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, $60,000,000 of the unsold securities under such earlier registration statement are being included in this registration statement and the filing fee of $6,612 relating to such unsold securities will continue to be applied to such unsold securities registered pursuant to this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Included in this registration statement on Form S-3 is a base prospectus (the “Base Prospectus”) for the offering by us of an indeterminate number of shares of common stock, shares of preferred stock, debt securities, warrants and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $175,000,000. The specific terms of any securities to be offered pursuant to the Base Prospectus will be specified in a prospectus supplement to the Base Prospectus.

Also included in this registration statement on Form S-3 is a prospectus supplement (the “ATM Prospectus Supplement”) for an “at the market offering” by us of up to $25,000,000 of our common stock that may be offered and sold under a Sales Agreement between us and Maxim Group LLC. The common stock that may be offered and sold by us under the ATM Prospectus Supplement is included in the $175,000,000 of securities that may be offered and sold by us under the Base Prospectus. Upon termination of the “at the market offering,” any portion of the $25,000,000 included in the ATM Prospectus Supplement that is not sold pursuant thereto will be available for sale in other offerings pursuant to the Base Prospectus.

The Base Prospectus immediately follows this explanatory note. The ATM Prospectus Supplement immediately follows the Base Prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 5, 2025

PROSPECTUS

Lucid Diagnostics Inc.

$175,000,000

Common Stock, Preferred Stock, Debt Securities, Warrants and Units

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants and/or units comprised of one or more of the other classes of securities offered hereby, at an aggregate initial offering price not to exceed $175,000,000. The securities may be offered separately, together, or in series, and in amounts, at prices and on other terms to be determined at the time of each offering. We will specify the terms of the securities being offered in one or more prospectus supplements, which may also supplement, update or amend information contained or incorporated by reference in this prospectus.

We may sell the securities directly to investors, to or through underwriters or dealers or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities.

Our common stock is listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbol “LUCD.” On December 4, 2025, the last reported sale price of our common stock was $1.06. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” in this prospectus on page 5 and in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $175,000,000.

This prospectus provides you with a general description of the securities we may offer under the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain, and any prospectus supplement or issuer free writing prospectus will not contain, all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or in the documents incorporated by reference herein or therein or in any issuer free writing prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Lucid Diagnostics,” the “Company,” and “we,” “us” and “our” refer to Lucid Diagnostics Inc., a Delaware corporation, and its subsidiaries.

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus and the documents incorporated by reference in this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included or incorporated by reference in this prospectus are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

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TRADEMARKS

We have proprietary rights to trademarks used in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, including Lucid Diagnostics™, EsoGuard®, EsoCheck® and Collect+Protect™. Solely for our convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, is the property of its respective holder.

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future, such as our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our expectations regarding the time during which we will be an emerging growth company under the JOBS Act. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and the negative of these terms and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement are based on our current expectations and beliefs concerning future results, developments and their potential effects on us and on a number of assumptions. Although we believe that our current expectations, beliefs and assumptions are reasonable, there can be no assurance that they will prove correct. The forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) that may cause actual results, developments and their effects on us to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors,” including the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for the commercialization of our products;

●	our ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the potential liquidity and trading of our securities;

●	regulatory and operational risks;

●	cybersecurity risks;

●	risks related to the health-related emergencies;

●	risks related to our relationship with PAVmed; and

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, believes or assumptions otherwise prove incorrect, actual results, developments and their effects on us may vary in material respects from those projected in these forward-looking statements. Accordingly, you should not rely on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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GLOSSARY

Unless otherwise stated in this prospectus:

●	“510(k)” refers to a premarket notification, submitted to the FDA by a manufacturer pursuant to section 510(k) of the FDCA and 21 CFR § 807 subpart E, of its intent to market a non-exempt Class I or Class II medical device intended for human use, for which a PMA application is not required, to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent to, a legally marketed device, commonly known as a “predicate”; and “510(k) clearance” refers to a determination by FDA under 21 CFR § 807.100 that a medical device has been found to be substantially equivalent to a legally marketed predicate device and can be marketed in the U.S.

●	“BE” refers to Barrett’s Esophagus, an esophageal precancer and complication of GERD in which surface cells lining the lower esophagus undergo precancerous metaplastic or dysplastic transformation from repeated exposure to stomach fluid, including acid, refluxing into the lower esophagus. BE can be nondysplastic or dysplastic. In nondysplastic BE, or “NDBE,” there is no dysplasia. In dysplastic BE, there is dysplasia, which can be early, low-grade dysplasia, or “LGD,” or advanced, high-grade dysplasia, or “HGD.”

●	“CE Mark” refers to “Conformité Européenne” Mark, a mark indicating that a product such as a medical device conforms to the essential requirements of the relevant European directive and may be marketed in European Economic Area (the European Union, Norway, Iceland, and Lichtenstein), Switzerland, and, until July 1, 2023, the United Kingdom; for medical devices and in vitro devices the relevant directives had been Medical Device Directive 93/42/EEC and In-Vitro Diagnostic Medical Devices Directive 98/79/EC, respectively, but have been or will soon be replaced by Regulation (EU) 2017/745 and Regulation (EU) 2017/746, respectively.

●	“CLIA” refers to the Clinical Laboratory Improvement Amendments of 1988 and associated regulations set forth in 42 CFR § 493, through which CMS regulates all non-research laboratory testing performed on humans in the U.S., including LDTs.

●	“CMS” refers to the U.S. Center for Medicare and Medicaid Services.

●	“EAC” refers to esophageal adenocarcinoma, the most common and highly lethal form of esophageal cancer which universally arises from BE.

●	“EGD” refers to esophagogastroduodenoscopy, or upper gastrointestinal endoscopy, an invasive diagnostic or therapeutic procedure typically performed in an ambulatory endoscopy or surgery center under intravenous anesthesia, which allows the operator to visualize, sample and in some circumstances treat conditions of the esophagus, stomach, or duodenum.

●	“FDA” refers to the U.S. Food and Drug Administration.

●	“FDCA” refers to the U.S. Food, Drug, and Cosmetic Act as codified in 21 CFR.

●	“GERD” refers to gastroesophageal reflux disease, commonly known as chronic heart burn, acid reflux, or just reflux, a symptomatic or asymptomatic pathologic condition where dysfunction of the muscular valve between the stomach and esophagus allows stomach fluid, including acid, to inappropriately reflux into the lower esophagus.

●	“IVD” refers to an in vitro diagnostic product, defined by FDA as a reagent, instrument, or system intended for use in diagnosis of disease or other conditions; such a product is intended for use in the collection, preparation, and examination of specimens take from the human body and is a device as defined in the FDCA.

●	“LDT” or “laboratory developed test” refers to a diagnostic test, defined by FDA as “an IVD that is intended for clinical use and designed, manufactured and used within a single laboratory,” which is generally subject only to self-certification of analytical validity under the CMS CLIA program.

●	“PAVmed” refers to PAVmed Inc., our parent company.

●	“PMA” refers to premarket approval, the most stringent FDA premarket medical device scientific and regulatory review process, codified in 21 CFR § 814, which, due to the risk associated with Class III devices, requires sufficient valid scientific evidence in addition to general and special controls to assure that it is safe and effective for its intended use(s).

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PROSPECTUS SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus, including those incorporated by reference herein.

Our Company

We are a commercial-stage, cancer prevention medical diagnostics technology company focused on the millions of patients who are at risk of developing esophageal precancer and cancer, specifically highly lethal EAC.

We believe that our flagship product, the EsoGuard Esophageal DNA Test, performed on samples collected with the EsoCheck Esophageal Cell Collection Device, constitutes the first and only commercially available diagnostic test capable of serving as a widespread tool for the early detection of esophageal precancer, including BE, in at-risk patients. Early detection of esophageal precancer allows patients to undergo appropriate monitoring and treatment, as indicated by clinical practice guidelines, in an effort to prevent progression to esophageal cancer.

EsoGuard is a bisulfite-converted targeted next-generation sequencing (NGS) DNA assay performed on surface esophageal cells collected with EsoCheck. It quantifies methylation at 31 sites on two genes, Vimentin (VIM) and Cyclin A1 (CCNA1). The assay has been evaluated in multiple studies, demonstrating sensitivity of ~90% for detecting disease along the full esophageal precancer to cancer spectrum, with a negative predictive value of ~99%. Sensitivity and negative predictive value remain very high even for detecting early precancer, which is unprecedented for a molecular diagnostic test.

EsoCheck is an FDA 510(k) and CE Mark cleared noninvasive swallowable balloon capsule catheter device capable of sampling surface esophageal cells in a less than two-minute office procedure. It consists of a vitamin pill-sized rigid plastic capsule tethered to a thin silicone catheter from which a soft silicone balloon with textured ridges emerges to gently swab surface esophageal cells. When vacuum suction is applied, the balloon and sampled cells are pulled into the capsule, protecting them from contamination and dilution by cells outside of the targeted region during device withdrawal. We believe this proprietary Collect+Protect™ technology makes EsoCheck the only noninvasive esophageal cell collection device capable of such anatomically targeted and protected sampling.

EsoGuard and EsoCheck are based on patented technology licensed by Lucid from Case Western Reserve University, or “CWRU.” EsoGuard and EsoCheck have been developed to provide an accurate, non-invasive, patient-friendly test for the early detection of EAC and BE, including dysplastic BE and related precursors to EAC in patients with GERD.

Recent Developments

Medicare Coverage

In November 2024, we submitted to MolDx our complete clinical evidence package in support of a request for reconsideration of the non-coverage language in the local coverage determination, or “LCD,” to secure Medicare coverage for EsoGuard. The EsoGuard clinical evidence package included six new peer-reviewed publications: three clinical validation studies (two in the intended use population, one case control), two clinical utility studies, and one analytical validation study. The current LCD provides clear coverage criteria consistent with the American College of Gastroenterology guidelines for esophageal precancer testing. The package was submitted as part of a request for reconsideration of the non-coverage language in the LCD to secure Medicare coverage for EsoGuard.

As part of the LCD reconsideration process, MolDx-participating Medicare Administrative Contractors convened a Contractor Advisory Committee Meeting regarding the LCD on September 4, 2025. At the meeting, eleven experts, including physicians across multiple specialties (GI, primary care, pathology), major society guideline co-authors (American College of Gastroenterology, American Gastroenterological Association) and industry leaders (American Foregut Society, American Society for Gastrointestinal Endoscopy), participated in this extensive discussion of the unmet clinical need with respect to early detection of esophageal precancer and the strength of the EsoGuard clinical validity and clinical utility data.

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Board Appointment

Effective September 22, 2025, our board of directors appointed John R. Palumbo as a Class B director. Mr. Palumbo was designated for appointment by certain of the holders of our Senior Convertible Notes issued in November 2024, or the “2024 Convertible Notes.”

September 2025 Confidentially Marketed Public Offering

On September 11, 2025, we closed on the sale of 28,750,000 shares of our common stock at a price of $1.00 per share. The net proceeds of the offering, after deducting the estimated placement agent’s fees and other expenses of $1.8 million, was approximately $27.0 million.

Clinical Study Publications

In April 2025, our fifth peer-reviewed clinical utility manuscript, “Enhancing the Diagnostic Yield of EGD for Diagnosis of Barrett’s Esophagus Through Methylated DNA Biomarker Triage,” was published in Gastroenterology & Hepatology. This manuscript presents clinical utility data from the ENVET-BE study, which is the second to assess the clinical utility of EsoGuard in a real-world screening population. The ENVET-BE study analyzed 209 EsoGuard-positive patients who underwent biomarker triage and confirmatory EGD in the 2023 calendar year, to test the hypothesis that EGDs performed on patients who first triage positive on EsoGuard have higher diagnostic yield than screening EGDs alone. The yield of screening EGDs was estimated by literature-established disease prevalence (10.6%). A 2.4-fold increase in BE detection compared with the performance goal was observed for the full study population. In the cohort meeting American College of Gastroenterology criteria for BE screening, the diagnostic yield was increased by 2.7-fold.

On August 1, 2025, the American Journal of Gastroenterology e-published the manuscript “Nonendoscopic Detection of Barrett’s Esophagus in Patients Without GERD Symptoms.” This investigator-initiated pilot study evaluated EsoGuard in 120 patients without GERD symptoms, but who met American Gastroenterological Association BE screening criteria. Of 34 EsoGuard-positive patients, 27 underwent EGD, confirming BE in 9 cases (positive predictive value: 33%). Of 86 EsoGuard-negative patients, 22 volunteered for EGD, with zero BE cases (negative predictive value: 100%). This is the first study to assess EsoGuard in this expanded risk group and informed the design of a larger, ongoing NIH R01-funded study.

Corporate Information

We are a Delaware corporation formed on May 8, 2018 and are a majority owned subsidiary of PAVmed. Our executive offices are located at 360 Madison Avenue, 25th Floor, New York, NY 10017, and our telephone number is (917) 813-1828. Our corporate website is www.luciddx.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain disclosure and other obligations that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, the “Sarbanes-Oxley Act,” being able to take advantage of reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reduced disclosure and other obligations until we are no longer an emerging growth company.

In addition, Section 107 of the Jumpstart Our Business Startups Act, the “JOBS Act,” provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised financial accounting standards.

We may remain an emerging growth company for up to five years, although we will lose that status as of the last day of the fiscal year in which we have more than $1.235 billion of revenues, have more than $700.0 million in market value of our common stock held by non-affiliates (assessed as of the most recently completed second quarter), or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

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Risk Factor Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary and in Item 1A, “Risk Factors,” in our annual report on Form 10-K, which is incorporated herein by reference. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy and to become profitable. Those risks and uncertainties include the following:

Risks Associated with Our Financial Condition

●	We have incurred operating losses since our inception and may not be able to achieve profitability.

●	We have concluded there is substantial doubt of our ability to continue as a going concern and our independent registered public accounting firm’s report on our financial statements contains an explanatory paragraph describing our ability to continue as a going concern.

●	To raise capital, we have issued a significant amount of convertible securities under which we expect to issue a correspondingly significant amount of shares of our common stock upon conversion thereof. In addition, we may issue shares of our capital stock or debt securities in the future in order to raise capital to fund our operations. All of the foregoing would dilute the equity interest of our stockholders and might cause a change in control of our ownership.

●	We expect to need additional capital funding, which may be compounded by our obligations to our parent company, PAVmed, which requires its own additional capital funding.

●	Our quarterly operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our stockholders.

●	Servicing our indebtedness may require a significant amount of cash, and the restrictive covenants contained in our indebtedness could adversely affect our business plan, liquidity, financial condition, and results of operations.

Risks Associated with Our Business

●	Since we have a limited operating history, and have not generated any significant revenues to date, you will have little basis upon which to evaluate our ability to achieve our business objective.

●	The markets in which we operate are attractive and other companies or institutions may develop and market novel or improved technologies, which may make the EsoGuard or EsoCheck technologies less competitive or obsolete.

●	We expect to derive substantially all of our revenues from the EsoGuard and EsoCheck products.

●	We are highly dependent on our license agreement with CWRU, the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

●	Our products may never achieve market acceptance.

●	Recommendations in published clinical practice guidelines issued by various organizations, including professional societies and federal agencies may significantly affect payors’ willingness to cover, and physicians’ willingness to prescribe, our products and services.

Risks Associated with Healthcare Regulation, Billing and Reimbursement

●	If private or governmental third-party payors do not maintain reimbursement for our products at adequate reimbursement rates, we may be unable to successfully commercialize our products which would limit or slow our revenue generation and likely have a material adverse effect on our business.

●	If our clinical studies do not satisfy providers, payors, patients and others as to the reliability and performance of our EsoGuard test and the EsoCheck device, or any other product or service we may develop and seek to commercialize, we may experience reluctance or refusal on the part of physicians to order, and third-party payors to pay for, such test.

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●	Clinical laboratories and medical diagnostic companies are subject to extensive and frequently changing federal, state, and local laws. We could be subject to significant fines and penalties if we fail (or if our prior unrelated third-party laboratory partner previously failed) to comply with these laws and regulations.

●	Many aspects of our business, beyond the specific elements described above, are subject to complex, intertwined, costly and/or burdensome federal health care laws and regulations which may open to interpretation and be subject to varying levels of discretionary enforcement. If we fail to comply with these laws and regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

●	Due to billing complexities in the diagnostic and laboratory service industry, we may not be able to collect payment for the EsoGuard tests we perform.

Risks Associated with Our Intellectual Property and Technology Infrastructure

●	We may not be able to protect or enforce the intellectual property rights for the technology used in, or expected to be used in, our products, which could impair our competitive position.

●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

●	Competitors may violate the intellectual property rights for the technology used in, or expected to be used in, our products, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

Risks Associated with Our Relationship with PAVmed

●	PAVmed holds more voting stock than any of our other shareholders and thus it (or any successor to its stake in us), may have significant influence over certain actions requiring a stockholder vote.

●	As a result of the exercise by the holder of PAVmed’s convertible debt and preferred stock of its rights under the agreements governing those instruments, such holder could acquire voting control of us.

●	Certain conflicts of interest may arise between us and our affiliated companies, including PAVmed, and in some cases we have waived certain rights with respect thereto.

Risks Associated with Ownership of Our Common Stock

●	Nasdaq may in the future delist our common stock, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	Our stock price may be volatile, and holders of our common stock could incur substantial losses.

●	Our outstanding options, convertible preferred stock and convertible notes, along with the potential issuance of shares under our equity compensation plans and other arrangements, may have an adverse effect on the market price of our common stock.

●	We do not expect to pay any dividends in the foreseeable future.

Securities to Be Offered

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Before you make a decision to invest in our securities, you are urged to read and carefully consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in this prospectus and the prospectus supplement. You should read and carefully consider the risks and uncertainties discussed under the item “Risk Factors” in our most recent annual report on Form 10-K and in any of our subsequent quarterly reports on Form 10-Q, as well as the other information in such reports and the risks, uncertainties and other information in the other documents we file with the SEC that are incorporated by reference in this prospectus and the prospectus supplement, as such reports and documents may be amended, supplemented or superseded from time to time by documents we subsequently file with the SEC or by the prospectus supplement relating to a particular offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of a particular offering and will be described in the prospectus supplement relating to such offering. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

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DESCRIPTION OF CAPITAL STOCK

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law, or the “DGCL,” relating to our capital stock. This summary is not complete, is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

General

We are authorized to issue 300,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share.

As of December 1, 2025, 137,683,002 shares of common stock were outstanding (inclusive of shares underlying unvested restricted stock awards) and 54,274 shares of preferred stock were outstanding. Of such shares of preferred stock, 44,140 shares were designated as Series B Convertible Preferred Stock, or the “Series B Preferred Stock,” and 10,134 shares were designated as Series B-1 Convertible Preferred Stock, or the “Series B-1 Preferred Stock,” and together with the Series B Preferred Stock, the “Preferred Stock.”

In addition, as of such date:

●	10,371,726 shares of our common stock were issuable upon exercise of our outstanding stock options, at a weighted average exercise price of $1.62 per share;

●	an estimated 59,528,538 shares of our common stock were issuable upon conversion of, and in payment of dividends on, the Series B Preferred Stock and the Series B-1 Preferred Stock, assuming that the Preferred Stock remains outstanding until its automatic conversion date and all dividends on the Preferred Stock payable in shares of our common stock are paid in full (without taking into account the beneficial ownership limitation set forth therein); and

●	an estimated 36,975,000 shares of our common stock were issuable upon conversion of, and in payment of interest on, the 2024 Convertible Notes, assuming that the notes are converted in full on their maturity date and the maximum number of shares permitted under the notes to be issued in payment of interest are so issued (without taking into account the limitations on conversion set forth therein).

In addition, as of December 1, 2025, 458,328 shares of our common stock were reserved for issuance, but not subject to outstanding stock-based equity awards, under our Amended and Restated 2018 Long-Term Incentive Equity Plan, or the “2018 Plan,” and 904,371 shares of our common stock were reserved for issuance, but not yet issued, under our Employee Stock Purchase Plan, or the “ESPP.” The number of shares available under the 2018 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless our board of directors provides for a lesser amount.

Furthermore, (i) we are party to a Sales Agreement with Maxim Group LLC, pursuant to which we may offer and sell up to $25 million in shares of our common stock in an “at the market offering” program; (ii) we are party to a management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of our common stock, with such shares valued at a price based on the current market price (under the terms of PAVmed’s convertible debt, it is required to elect that these payments be made in cash); and (iii) we are party to a payroll and benefits expense reimbursement agreement with PAVmed, pursuant to which PAVmed will pay certain payroll and benefit-related expenses on our behalf and we will reimburse PAVmed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by our board of directors and the board of directors of PAVmed, in shares of our common stock, or in a combination of cash and shares, with any such shares valued at a price based on the current market price.

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Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our common stockholders have no conversion, preemptive or other subscription rights, and no liquidation preference, and there are no sinking fund or redemption provisions applicable to the common stock. All shares of common stock that are outstanding are fully-paid and non-assessable.

Preferred Stock

The Board has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and sinking fund terms, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of us or other corporate action.

Series B Preferred Stock

The Series B Preferred Stock is senior to our common stock and any other class of our capital stock that is not by its terms senior to or pari passu with the Series B Preferred Stock. The Series B Preferred Stock is a voting security (subject to applicable ownership limitations).

Each share of Series B Preferred Stock is convertible at the option of the holder, subject to certain beneficial ownership limitations into such number of shares of our common stock, equal to the number of Series B Preferred Shares to be converted, multiplied by the stated value of $1,000, divided by the conversion price in effect at the time of the conversion. The initial conversion price is $1.2444, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. The Series B Preferred Stock is convertible into shares of our common stock at any time at the option of the holder from and after the six-month anniversary of its issuance, and automatically converts into shares of our common stock on March 13, 2026, the second anniversary of its issuance at a conversion price of $1.2444. In addition, 31,790 of the shares of Series B Preferred Stock may be converted, at our election at any time after the six-month anniversary of the issuance of such shares of Series B Preferred Stock, upon written notice given to the holders of such shares, if the volume weighted average price of our common stock has been at least $8.00 per share (subject to adjustment in the event of stock splits, stock dividends, and similar transactions) on 20 out of 30 consecutive trading days ending within 15 trading days prior to the date on which such notice is given (subject to certain limited exceptions), or a “VWAP-Based Mandatory Conversion.”

Each holder of Series B Preferred Stock (i) was entitled to receive, and did receive, a dividend on or about March 13, 2025 equal to 20% of the number of shares of common stock issuable upon conversion of the Series B Preferred Stock then held by such holder on March 13, 2025, and (ii) will be entitled to receive a dividend on or about March 13, 2026 equal to a number of shares of common stock equal to 20% of the number of shares of common stock issuable upon conversion of the Series B Preferred Stock then held by such holder on March 13, 2026. A holder that voluntarily converts its Series B Preferred Stock prior to March 13, 2026 will not receive the dividend that accrues on such date with respect to such converted Series B Preferred Stock. The holders of the Series B Preferred Stock also will be entitled to dividends equal, on an as-if-converted to shares of common stock basis, to and in the same form as dividends actually paid on shares of the common stock when, as, and if such dividends are paid on shares of the common stock.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of us (or any Deemed Liquidation Event as defined in the Certificate of Designation), the holders of shares of Series B Preferred Stock then outstanding will be entitled to be paid out of our assets available for distribution to our stockholders, before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the stated value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into common stock immediately prior to such event.

We will not effect any conversion of the Series B Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of the Series B Preferred Stock, to the extent that, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the outstanding common stock (or, upon election of the holder, 9.99% of the outstanding common stock).

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We and the investors in the offering also executed a registration rights agreement, pursuant to which we agreed to file a registration statement covering the resale of the shares of common stock issuable pursuant to the Series B Preferred Stock. We filed such registration statement on Form S-3 with the SEC (file number 333-280650), which filing became effective on July 18, 2024, covering the resale of the shares of common stock issuable pursuant to the Series B and Series B-1 Preferred Stock.

Series B-1 Preferred Stock

The terms of the Series B-1 Preferred Stock are substantially identical to the terms of the Series B Preferred Stock, except that the Series B-1 Preferred Stock has a conversion price of $0.7228 and is not subject to a VWAP-Based Mandatory Conversion.

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board. It is the present intention of our board to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future. In addition, the 2024 Convertible Notes contain customary restrictions on the payment of dividends on our common stock and the Preferred Stock is senior to the common stock in right of payment of dividends. We are also required to pay dividends on the Preferred Stock in shares of our common stock as described above.

Anti-Takeover Provisions

Some provisions of Delaware law, our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire us by means of a tender offer or a proxy contest or otherwise, or to remove our incumbent officers and directors.

These provisions of Delaware law, our certificate of incorporation and bylaws could have the effect of preventing changes in the composition of our board and management. These provisions may also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board. We believe that the benefits of the increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

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Undesignated Preferred Stock

The ability of our board, without action by the stockholders, to issue undesignated shares of preferred stock with voting or other rights or preferences as designated by our board could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of us.

Authorized Common Stock

Our authorized but unissued shares of common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock also could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our board is divided into three classes. The number of directors in each class will be as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of our board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of our board, because in general less than a majority of the members of our board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies on the Board

Our certificate of incorporation and bylaws provide that any vacancy occurring on our board, including by reason of removal of a director, and any newly created directorship may be filled only by a majority of the remaining directors in office. This system of appointing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of our company, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our bylaws also will specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

No Cumulative Voting; Special Meeting of Stockholders

Stockholders will not be permitted to cumulate their votes for the election of directors. Furthermore, special meetings of our stockholders may be called only by the Chief Executive Officer, the President, the board of directors, or a majority of our stockholders.

Exclusive Forum Selection

Our certificate of incorporation requires, to the fullest extent permitted by law, subject to limited exceptions, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel in any action brought to enforce the exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our certificate of incorporation.

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Notwithstanding the foregoing, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision provides that the Court of Chancery and the federal district court for the District of Delaware will have concurrent jurisdiction over any action arising under the Securities Act or the rules and regulations thereunder, and the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder or any other claim for which the federal courts have exclusive jurisdiction. To the extent the exclusive forum provision restricts the courts in which our stockholders may bring claims arising under the Securities Act and the rules and regulations thereunder, there is uncertainty as to whether a court would enforce such provision. Investors cannot waive compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers and increasing the cost to stockholders of bringing such lawsuits.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LUCD.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company located at 1 State Street, 30th Floor, New York, NY 10004.

Limitation of Directors’ Liability and Indemnification

The Delaware General Corporation Law authorizes corporations to limit or eliminate, subject to certain conditions, the personal liability of directors to corporations and their stockholders for monetary damages for breach of their fiduciary duties. Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law.

We have purchased director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our amended and restated certificate of incorporation and by-laws also provide that we will indemnify all persons whom we have the power to indemnify under Delaware law, including our directors and officers, to the fullest extent permitted by Delaware law. In addition, we have entered into customary indemnification agreements with each of our officers and directors.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the debt securities under one or more indentures or without the use of an indenture to the extent such issuance without an indenture is exempt under the terms of the Trust Indenture Act of 1939, as amended. If we issue the debt securities under one or more indentures, the senior debt securities will be issued under one form of indenture and the subordinated debt securities will be issued under another form of indenture, in each case, between us, as issuer, and the trustee or trustees identified in a prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. Further information regarding the trustee or trustees may be provided in the prospectus supplement.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time, and may supplement or change the terms outlined below. If we issue the debt securities under an indenture, we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. If we issue the debt securities without an indenture, we will so file or incorporate by reference a form of the instrument evidencing the debt securities that sets forth such terms. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement, or to the other applicable instrument evidencing the debt securities. We urge you to read the indentures and the applicable indenture supplement, or the other applicable instrument evidencing the debt securities, and the additional description of the debt securities in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. However, the indentures, or other applicable instruments, might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants. The indentures, or other applicable instruments, might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description also will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

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●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, common stock, preferred stock. other debt securities and/or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	the events of default applicable to the debt securities and the rights of the trustee, if applicable, or the holders to declare the principal amount of any of the debt securities due and payable; and

●	the covenants that will apply to the debt securities.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement. If we issue debt securities at a discount from their stated principal amount, then, for purposes of calculating the aggregate offering price of the offered securities issued under this prospectus, we will include only the offering price of the debt securities and not the principal amount of the debt securities.

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for common stock, preferred stock, other debt securities and/or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the number of shares of preferred stock and common stock or amount of debt securities or other securities or property to be received upon conversion or exchange would be calculated.

The Indentures

The following outlines some of the general terms and provisions of the indentures for senior debt securities and subordinated debt securities issued under the indentures. Forms of the indentures are filed as exhibits to the registration statement of which this prospectus is a part. The summary of the indentures contained in this prospectus is qualified in its entirety by reference to such forms, which we urge you to read in full.

Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

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If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

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Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

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●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

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To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or any other security offered hereby. Warrants may be issued in one or more series and may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock, preferred stock or other class of security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of common stock or preferred stock, or the designation and number or amount of debt or other securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

In the case of warrants issued under a warrant agreement, we and the warrant agent generally may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. In general, holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the expiration time, unexercised warrants will be void.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

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DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities offered hereby in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements.

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PLAN OF DISTRIBUTION OF SECURITIES

We may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market offering,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

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If a dealer is used in the sale of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We may sell the securities directly, in which case no underwriters or agents would be involved, or we may sell the securities through agents designated by us from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We may negotiate and pay agent’s fees or commissions for their services. If the securities are sold directly by us, we may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers or agents could make sales in an “at-the-market” offering, directly on the Nasdaq Capital Market, the existing trading market for our common stock, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

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Passive Market Making

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the Nasdaq Capital Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered.

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LEGAL MATTERS

The legality of the securities offered by this prospectus has been passed upon by Graubard Miller, New York, New York.

EXPERTS

The consolidated financial statements of Lucid Diagnostics Inc. and Subsidiaries as of December 31, 2024 and 2023 and for the years then ended, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

Statements contained in this prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.luciddx.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 (filed on May 13, 2025), June 30, 2025 (filed on August 12, 2025) and September 30, 2025 (filed on November 12, 2025).

●	Current Reports on Form 8-K filed on February 25, 2025, March 4, 2025, March 4, 2025, March 5, 2025, April 10, 2025, April 11, 2025, April 25, 2025, May 30, 2025, June 18, 2025, September 10, 2025, September 11, 2025, and September 25, 2025.

●	Form 8-A filed on October 12, 2021 registering our common stock under Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus, without charge, upon written or oral request directed to Lucid Diagnostics Inc., 360 Madison Avenue 25th Floor, New York, New York 10017, telephone number (917) 813-1828. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 5, 2025

PROSPECTUS SUPPLEMENT

Lucid Diagnostics Inc.

Up to $25,000,000

Common Stock

We have entered into a Sales Agreement, or the “sales agreement,” with Maxim Group LLC, or “Maxim,” relating to shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 through or to Maxim, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed for trading on the Capital Market of The Nasdaq Stock Market LLC, or “Nasdaq,” under the symbol “LUCD.” On December 4, 2025, the last reported sales price of our common stock was $1.06 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” Subject to terms of the sales agreement, Maxim is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Maxim and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Maxim will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. For more information about Maxim’s compensation, see “Plan of Distribution” beginning on page S-14 of this prospectus supplement. In connection with the sale of our common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to Maxim against certain civil liabilities, including liabilities under the Securities Act.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the accompanying base prospectus and in the documents incorporated by reference herein and therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus supplement is ,                   2025.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement under the Securities Act on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying base prospectus in one or more offerings with a maximum aggregate offering price of up to $175,000,000.

The base prospectus provides you with a general description of the securities we may offer under the registration statement. This prospectus supplement provides specific details regarding this offering of $25,000,000 shares of our common stock. This prospectus supplement contains specific information about the terms of this offering. This prospectus supplement may also add, update or change information contained in the accompanying base prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying base prospectus, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus and in any issuer free writing prospectus relating to this offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus supplement nor the accompanying base prospectus nor any issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus supplement and the accompanying base prospectus and any issuer free writing prospectus do not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus supplement or the information appearing in the accompanying base prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying base prospectus, respectively. You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the accompanying base prospectus, or in any issuer free writing prospectus, is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “Lucid Diagnostics,” the “Company,” and “we,” “us” and “our” refer to Lucid Diagnostics Inc., a Delaware corporation, and its subsidiaries.

MARKET AND INDUSTRY DATA

We obtained the market, industry and competitive position data used throughout this prospectus supplement and the documents incorporated by reference in this prospectus supplement from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, while we believe the industry, market and competitive position data included or incorporated by reference in this prospectus supplement are reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

S-ii

TRADEMARKS

We have proprietary rights to trademarks used in this prospectus supplement and the accompanying base prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, including Lucid Diagnostics™, EsoGuard®, EsoCheck® and Collect+Protect™. Solely for our convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus supplement and the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus, is the property of its respective holder.

NOTE ON FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” The statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future, such as our estimates regarding expenses, future revenue, capital requirements and needs for additional financing and our expectations regarding the time during which we will be an emerging growth company under the JOBS Act. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and the negative of these terms and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement are based on our current expectations and beliefs concerning future results, developments and their potential effects on us and on a number of assumptions. Although we believe that our current expectations, beliefs and assumptions are reasonable, there can be no assurance that they will prove correct. The forward-looking statements involve a number of risks and uncertainties (some of which are beyond our control) that may cause actual results, developments and their effects on us to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors,” including the following:

●	our limited operating history;

●	our financial performance, including our ability to generate revenue;

●	our ability to obtain regulatory approval for the commercialization of our products;

●	our ability of our products to achieve market acceptance;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our potential ability to obtain additional financing when and if needed;

●	our ability to protect our intellectual property;

●	our ability to complete strategic acquisitions;

●	our ability to manage growth and integrate acquired operations;

●	the potential liquidity and trading of our securities;

●	regulatory and operational risks;

●	cybersecurity risks;

●	risks related to the health-related emergencies;

●	risks related to our relationship with PAVmed; and

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Should one or more of these risks or uncertainties materialize, or should any of our expectations, believes or assumptions otherwise prove incorrect, actual results, developments and their effects on us may vary in material respects from those projected in these forward-looking statements. Accordingly, you should not rely on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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GLOSSARY

Unless otherwise stated in this prospectus supplement:

●	“510(k)” refers to a premarket notification, submitted to the FDA by a manufacturer pursuant to section 510(k) of the FDCA and 21 CFR § 807 subpart E, of its intent to market a non-exempt Class I or Class II medical device intended for human use, for which a PMA application is not required, to demonstrate that the device to be marketed is as safe and effective, that is, substantially equivalent to, a legally marketed device, commonly known as a “predicate”; and “510(k) clearance” refers to a determination by FDA under 21 CFR § 807.100 that a medical device has been found to be substantially equivalent to a legally marketed predicate device and can be marketed in the U.S.

●	“BE” refers to Barrett’s Esophagus, an esophageal precancer and complication of GERD in which surface cells lining the lower esophagus undergo precancerous metaplastic or dysplastic transformation from repeated exposure to stomach fluid, including acid, refluxing into the lower esophagus. BE can be nondysplastic or dysplastic. In nondysplastic BE, or “NDBE,” there is no dysplasia. In dysplastic BE, there is dysplasia, which can be early, low-grade dysplasia, or “LGD,” or advanced, high-grade dysplasia, or “HGD.”

●	“CE Mark” refers to “Conformité Européenne” Mark, a mark indicating that a product such as a medical device conforms to the essential requirements of the relevant European directive and may be marketed in European Economic Area (the European Union, Norway, Iceland, and Lichtenstein), Switzerland, and, until July 1, 2023, the United Kingdom; for medical devices and in vitro devices the relevant directives had been Medical Device Directive 93/42/EEC and In-Vitro Diagnostic Medical Devices Directive 98/79/EC, respectively, but have been or will soon be replaced by Regulation (EU) 2017/745 and Regulation (EU) 2017/746, respectively.

●	“CLIA” refers to the Clinical Laboratory Improvement Amendments of 1988 and associated regulations set forth in 42 CFR § 493, through which CMS regulates all non-research laboratory testing performed on humans in the U.S., including LDTs.

●	“CMS” refers to the U.S. Center for Medicare and Medicaid Services.

●	“EAC” refers to esophageal adenocarcinoma, the most common and highly lethal form of esophageal cancer which universally arises from BE.

●	“EGD” refers to esophagogastroduodenoscopy, or upper gastrointestinal endoscopy, an invasive diagnostic or therapeutic procedure typically performed in an ambulatory endoscopy or surgery center under intravenous anesthesia, which allows the operator to visualize, sample and in some circumstances treat conditions of the esophagus, stomach, or duodenum.

●	“FDA” refers to the U.S. Food and Drug Administration.

●	“FDCA” refers to the U.S. Food, Drug, and Cosmetic Act as codified in 21 CFR.

●	“GERD” refers to gastroesophageal reflux disease, commonly known as chronic heart burn, acid reflux, or just reflux, a symptomatic or asymptomatic pathologic condition where dysfunction of the muscular valve between the stomach and esophagus allows stomach fluid, including acid, to inappropriately reflux into the lower esophagus.

●	“IVD” refers to an in vitro diagnostic product, defined by FDA as a reagent, instrument, or system intended for use in diagnosis of disease or other conditions; such a product is intended for use in the collection, preparation, and examination of specimens take from the human body and is a device as defined in the FDCA.

●	“LDT” or “laboratory developed test” refers to a diagnostic test, defined by FDA as “an IVD that is intended for clinical use and designed, manufactured and used within a single laboratory,” which is generally subject only to self-certification of analytical validity under the CMS CLIA program.

●	“PAVmed” refers to PAVmed Inc., our parent company.

●	“PMA” refers to premarket approval, the most stringent FDA premarket medical device scientific and regulatory review process, codified in 21 CFR § 814, which, due to the risk associated with Class III devices, requires sufficient valid scientific evidence in addition to general and special controls to assure that it is safe and effective for its intended use(s).

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and our business but does not contain all of the information that is important to your investment decision. You should read this summary together with the more detailed information contained elsewhere in this prospectus supplement and the accompanying base prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus supplement, including those incorporated by reference herein.

Our Company

We are a commercial-stage, cancer prevention medical diagnostics technology company focused on the millions of patients who are at risk of developing esophageal precancer and cancer, specifically highly lethal EAC.

We believe that our flagship product, the EsoGuard Esophageal DNA Test, performed on samples collected with the EsoCheck Esophageal Cell Collection Device, constitutes the first and only commercially available diagnostic test capable of serving as a widespread tool for the early detection of esophageal precancer, including BE, in at-risk patients. Early detection of esophageal precancer allows patients to undergo appropriate monitoring and treatment, as indicated by clinical practice guidelines, in an effort to prevent progression to esophageal cancer.

EsoGuard is a bisulfite-converted targeted next-generation sequencing (NGS) DNA assay performed on surface esophageal cells collected with EsoCheck. It quantifies methylation at 31 sites on two genes, Vimentin (VIM) and Cyclin A1 (CCNA1). The assay has been evaluated in multiple studies, demonstrating sensitivity of ~90% for detecting disease along the full esophageal precancer to cancer spectrum, with a negative predictive value, or “NPV,” of ~99%. Sensitivity and NPV remain very high even for detecting early precancer, which is unprecedented for a molecular diagnostic test.

EsoCheck is an FDA 510(k) and CE Mark cleared noninvasive swallowable balloon capsule catheter device capable of sampling surface esophageal cells in a less than two-minute office procedure. It consists of a vitamin pill-sized rigid plastic capsule tethered to a thin silicone catheter from which a soft silicone balloon with textured ridges emerges to gently swab surface esophageal cells. When vacuum suction is applied, the balloon and sampled cells are pulled into the capsule, protecting them from contamination and dilution by cells outside of the targeted region during device withdrawal. We believe this proprietary Collect+Protect™ technology makes EsoCheck the only noninvasive esophageal cell collection device capable of such anatomically targeted and protected sampling.

EsoGuard and EsoCheck are based on patented technology licensed by Lucid from Case Western Reserve University, or “CWRU.” EsoGuard and EsoCheck have been developed to provide an accurate, non-invasive, patient-friendly test for the early detection of EAC and BE, including dysplastic BE and related precursors to EAC in patients with GERD.

Recent Developments

Medicare Coverage

In November 2024, we submitted to MolDx our complete clinical evidence package in support of a request for reconsideration of the non-coverage language in the local coverage determination, or “LCD,” to secure Medicare coverage for EsoGuard. The EsoGuard clinical evidence package included six new peer-reviewed publications: three clinical validation studies (two in the intended use population, one case control), two clinical utility studies, and one analytical validation study. The current LCD provides clear coverage criteria consistent with the American College of Gastroenterology guidelines for esophageal precancer testing. The package was submitted as part of a request for reconsideration of the non-coverage language in the LCD to secure Medicare coverage for EsoGuard.

As part of the LCD reconsideration process, MolDx-participating Medicare Administrative Contractors convened a Contractor Advisory Committee Meeting regarding the LCD on September 4, 2025. At the meeting, eleven experts, including physicians across multiple specialties (GI, primary care, pathology), major society guideline co-authors (American College of Gastroenterology, American Gastroenterological Association) and industry leaders (American Foregut Society, American Society for Gastrointestinal Endoscopy), participated in this extensive discussion of the unmet clinical need with respect to early detection of esophageal precancer and the strength of the EsoGuard clinical validity and clinical utility data.

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Board Appointment

Effective September 22, 2025, our board of directors appointed John R. Palumbo as a Class B director. Mr. Palumbo was designated for appointment by certain of the holders of our Senior Convertible Notes issued in November 2024, or the “2024 Convertible Notes.”

September 2025 Confidentially Marketed Public Offering

On September 11, 2025, we closed on the sale of 28,750,000 shares of our common stock at a price of $1.00 per share. The net proceeds of the offering, after deducting the estimated placement agent’s fees and other expenses of $1.8 million, was approximately $27.0 million.

Clinical Study Publications

In April 2025, our fifth peer-reviewed clinical utility manuscript, “Enhancing the Diagnostic Yield of EGD for Diagnosis of Barrett’s Esophagus Through Methylated DNA Biomarker Triage,” was published in Gastroenterology & Hepatology. This manuscript presents clinical utility data from the ENVET-BE study, which is the second to assess the clinical utility of EsoGuard in a real-world screening population. The ENVET-BE study analyzed 209 EsoGuard-positive patients who underwent biomarker triage and confirmatory EGD in the 2023 calendar year, to test the hypothesis that EGDs performed on patients who first triage positive on EsoGuard have higher diagnostic yield than screening EGDs alone. The yield of screening EGDs was estimated by literature-established disease prevalence (10.6%). A 2.4-fold increase in BE detection compared with the performance goal was observed for the full study population. In the cohort meeting American College of Gastroenterology criteria for BE screening, the diagnostic yield was increased by 2.7-fold.

On August 1, 2025, the American Journal of Gastroenterology e-published the manuscript “Nonendoscopic Detection of Barrett’s Esophagus in Patients Without GERD Symptoms.” This investigator-initiated pilot study evaluated EsoGuard in 120 patients without GERD symptoms, but who met American Gastroenterological Association BE screening criteria. Of 34 EsoGuard-positive patients, 27 underwent EGD, confirming BE in 9 cases (positive predictive value: 33%). Of 86 EsoGuard-negative patients, 22 volunteered for EGD, with zero BE cases (negative predictive value: 100%). This is the first study to assess EsoGuard in this expanded risk group and informed the design of a larger, ongoing NIH R01-funded study.

Corporate Information

We are a Delaware corporation formed on May 8, 2018 and are a majority owned subsidiary of PAVmed. Our executive offices are located at 360 Madison Avenue, 25th Floor, New York, NY 10017, and our telephone number is (917) 813-1828. Our corporate website is www.luciddx.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with certain disclosure and other obligations that are applicable to public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, the “Sarbanes-Oxley Act,” being able to take advantage of reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and being exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reduced disclosure and other obligations until we are no longer an emerging growth company.

In addition, Section 107 of the Jumpstart Our Business Startups Act, the “JOBS Act,” provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use this extended transition period for complying with new or revised financial accounting standards.

We may remain an emerging growth company for up to five years, although we will lose that status as of the last day of the fiscal year in which we have more than $1.235 billion of revenues, have more than $700.0 million in market value of our common stock held by non-affiliates (assessed as of the most recently completed second quarter), or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

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Risk Factor Summary

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary and in Item 1A, “Risk Factors,” in our annual report on Form 10-K, which is incorporated herein by reference. We may be unable, for many reasons, including those that are beyond our control, to implement our current business strategy and to become profitable. Those risks and uncertainties include the following:

Risks Associated with Our Financial Condition

●	We have incurred operating losses since our inception and may not be able to achieve profitability.

●	We have concluded there is substantial doubt of our ability to continue as a going concern and our independent registered public accounting firm’s report on our financial statements contains an explanatory paragraph describing our ability to continue as a going concern.

●	To raise capital, we have issued a significant amount of convertible securities under which we expect to issue a correspondingly significant amount of shares of our common stock upon conversion thereof. In addition, we may issue shares of our capital stock or debt securities in the future in order to raise capital to fund our operations. All of the foregoing would dilute the equity interest of our stockholders and might cause a change in control of our ownership.

●	We expect to need additional capital funding, which may be compounded by our obligations to our parent company, PAVmed, which requires its own additional capital funding.

●	Our quarterly operating results could be subject to significant fluctuation, which could increase the volatility of our stock price and cause losses to our stockholders.

●	Servicing our indebtedness may require a significant amount of cash, and the restrictive covenants contained in our indebtedness could adversely affect our business plan, liquidity, financial condition, and results of operations.

Risks Associated with Our Business

●	Since we have a limited operating history, and have not generated any significant revenues to date, you will have little basis upon which to evaluate our ability to achieve our business objective.

●	The markets in which we operate are attractive and other companies or institutions may develop and market novel or improved technologies, which may make the EsoGuard or EsoCheck technologies less competitive or obsolete.

●	We expect to derive substantially all of our revenues from the EsoGuard and EsoCheck products.

●	We are highly dependent on our license agreement with CWRU, the termination of which would prevent us from commercializing our products, and which imposes significant obligations on us.

●	Our products may never achieve market acceptance.

●	Recommendations in published clinical practice guidelines issued by various organizations, including professional societies and federal agencies may significantly affect payors’ willingness to cover, and physicians’ willingness to prescribe, our products and services.

Risks Associated with Healthcare Regulation, Billing and Reimbursement

●	If private or governmental third-party payors do not maintain reimbursement for our products at adequate reimbursement rates, we may be unable to successfully commercialize our products which would limit or slow our revenue generation and likely have a material adverse effect on our business.

●	If our clinical studies do not satisfy providers, payors, patients and others as to the reliability and performance of our EsoGuard test and the EsoCheck device, or any other product or service we may develop and seek to commercialize, we may experience reluctance or refusal on the part of physicians to order, and third-party payors to pay for, such test.

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●	Clinical laboratories and medical diagnostic companies are subject to extensive and frequently changing federal, state, and local laws. We could be subject to significant fines and penalties if we fail (or if our prior unrelated third-party laboratory partner previously failed) to comply with these laws and regulations.

●	Many aspects of our business, beyond the specific elements described above, are subject to complex, intertwined, costly and/or burdensome federal health care laws and regulations which may open to interpretation and be subject to varying levels of discretionary enforcement. If we fail to comply with these laws and regulations, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

●	Due to billing complexities in the diagnostic and laboratory service industry, we may not be able to collect payment for the EsoGuard tests we perform.

Risks Associated with Our Intellectual Property and Technology Infrastructure

●	We may not be able to protect or enforce the intellectual property rights for the technology used in, or expected to be used in, our products, which could impair our competitive position.

●	We may be subject to intellectual property infringement claims by third parties which could be costly to defend, divert management’s attention and resources, and may result in liability.

●	Competitors may violate the intellectual property rights for the technology used in, or expected to be used in, our products, and we may bring litigation to protect and enforce our intellectual property rights, which may result in substantial expense and may divert our attention from implementing our business strategy.

Risks Associated with Our Relationship with PAVmed

●	PAVmed holds more voting stock than any of our other shareholders and thus it (or any successor to its stake in us), may have significant influence over certain actions requiring a stockholder vote.

●	As a result of the exercise by the holder of PAVmed’s convertible debt and preferred stock of its rights under the agreements governing those instruments, such holder could acquire voting control of us.

●	Certain conflicts of interest may arise between us and our affiliated companies, including PAVmed, and in some cases we have waived certain rights with respect thereto.

Risks Associated with Ownership of Our Common Stock

●	Nasdaq may in the future delist our common stock, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	Our stock price may be volatile, and holders of our common stock could incur substantial losses.

●	Our outstanding options, convertible preferred stock and convertible notes, along with the potential issuance of shares under our equity compensation plans and other arrangements, may have an adverse effect on the market price of our common stock.

●	We do not expect to pay any dividends in the foreseeable future.

Risks Associated with This Offering

●	Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

●	You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

●	A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

●	Investors who buy shares of our common stock in this offering at different times will likely pay different prices.

S-4

THE OFFERING

The following summary contains basic terms about this offering and the common stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus supplement, including but not limited to, the risk factors beginning on page S-7 of this prospectus supplement and the other risks described in our base prospectus and the annual and quarterly reports incorporated by reference therein.

Issuer	Lucid Diagnostics Inc.

Securities offered	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding after this offering	Up to 155,677,161 shares of our common stock, assuming sales of 24,752,475 shares of our common stock in this offering at an offering price of $1.01 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 1, 2025. The actual number of shares issued will vary depending on the actual sales price of the shares sold in this offering and the amount sold.(1)

Manner of offering	Sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act through or to Maxim as sales agent or principal. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of our common stock in this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk Factors	See the section entitled “Risk Factors” on page S-7 and in the accompanying base prospectus and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market Symbol	LUCD

(1)	Based on 137,683,002 shares of our common stock outstanding as of December 1, 2025 (inclusive of shares underlying unvested restricted stock awards). This amount does not include, as of December 1, 2025:

●	10,371,726 shares of our common stock were issuable upon exercise of our outstanding stock options, at a weighted average exercise price of $1.62 per share;

●	an estimated 59,528,538 shares of our common stock were issuable upon conversion of, and in payment of dividends on, the Series B Preferred Stock and the Series B-1 Preferred Stock, assuming that the Preferred Stock remains outstanding until its automatic conversion date and all dividends on the Preferred Stock payable in shares of our common stock are paid in full (without taking into account the beneficial ownership limitation set forth therein); and

●	an estimated 36,975,000 shares of our common stock were issuable upon conversion of, and in payment of interest on, the 2024 Convertible Notes, assuming that the notes are converted in full on their maturity date and the maximum number of shares permitted under the notes to be issued in payment of interest are so issued (without taking into account the limitations on conversion set forth therein).

S-5

In addition, as of December 1, 2025, 458,328 shares of our common stock were reserved for issuance, but not subject to outstanding stock-based equity awards, under our Amended and Restated 2018 Long-Term Incentive Equity Plan, or the “2018 Plan,” and 904,371 shares of our common stock were reserved for issuance, but not yet issued, under our Employee Stock Purchase Plan, or the “ESPP.” The number of shares available under the 2018 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless our board of directors provides for a lesser amount.

Furthermore, (i) we are party to a Sales Agreement with Maxim Group LLC, pursuant to which we may offer and sell up to $25 million in shares of our common stock in an “at the market offering” program; (ii) we are party to a management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of our common stock, with such shares valued at a price based on the current market price (under the terms of PAVmed’s convertible debt, it is required to elect that these payments be made in cash); and (iii) we are party to a payroll and benefits expense reimbursement agreement with PAVmed, pursuant to which PAVmed will pay certain payroll and benefit-related expenses on our behalf and we will reimburse PAVmed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by our board of directors and the board of directors of PAVmed, in shares of our common stock, or in a combination of cash and shares, with any such shares valued at a price based on the current market price.

S-6

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Before you make a decision to invest in our common stock, you are urged to read and carefully consider the risks and uncertainties relating to an investment in our company set forth below, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. You should read and carefully consider the risks and uncertainties discussed under the item “Risk Factors” in our most recent annual report on Form 10-K and in any of our subsequent quarterly reports on Form 10-Q, as well as the other information in such reports and the risks, uncertainties and other information in the other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying base prospectus, as such reports and documents may be amended, supplemented or superseded from time to time by documents we subsequently file with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-11 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 24,752,475 shares of our common stock are sold in this offering at an assumed offering price of $1.01 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 1, 2025, for aggregate gross proceeds of $25,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.69 per share, representing the difference between our net tangible book value per share as of September 30, 2025, on an unaudited pro forma as adjusted basis after giving effect to this offering, and the assumed offering price. This assumed sale price has been selected for illustrative purposes only. The shares sold in this offering, if any, will be sold from time to time at various prices and the actual dilution to investors may be more or less than this amount.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

The sale of shares to be issued in this offering in the public market, or any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Investors who buy shares of our common stock in this offering at different times will likely pay different prices.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors who buy at one time may experience a decline in the value of their shares of our common stock, while investors who buy at another time do not. Many factors could have an impact on the market price of our common stock over time, including the factors described or incorporated by reference in this “Risk Factors” section of the prospectus supplement.

S-7

Our outstanding options and preferred stock, along with the potential issuance of shares under our equity compensation plans and other arrangements, may have an adverse effect on the market price of our common stock.

As of December 1, 2025, in addition to our outstanding shares of common stock:

●	10,371,726 shares of our common stock were issuable upon exercise of our outstanding stock options, at a weighted average exercise price of $1.62 per share;

●	an estimated 59,528,538 shares of our common stock were issuable upon conversion of, and in payment of dividends on, the Series B Preferred Stock and the Series B-1 Preferred Stock, assuming that the Preferred Stock remains outstanding until its automatic conversion date and all dividends on the Preferred Stock payable in shares of our common stock are paid in full (without taking into account the beneficial ownership limitation set forth therein); and

●	an estimated 36,975,000 shares of our common stock were issuable upon conversion of, and in payment of interest on, the 2024 Convertible Notes, assuming that the notes are converted in full on their maturity date and the maximum number of shares permitted under the notes to be issued in payment of interest are so issued (without taking into account the limitations on conversion set forth therein).

In addition, as of December 1, 2025, 458,328 shares of our common stock were reserved for issuance, but not subject to outstanding stock-based equity awards, under the 2018 Plan, and 904,371 shares of our common stock were reserved for issuance, but not yet issued, under the ESPP. The number of shares available under the 2018 Plan will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to 6% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, unless our board of directors provides for a lesser amount. Similarly, the number of shares available for issuance under the ESPP will automatically increase on January 1st of each year, through (and including) January 1, 2032, in an amount equal to the lesser of (a) 2% of the total number of shares of our common stock outstanding on December 31st of the preceding calendar year, and (b) 1,000,000 shares, unless our board of directors provides for a lesser amount.

Furthermore, (i) we are party to a Sales Agreement with Maxim Group LLC, pursuant to which we may offer and sell up to $25 million in shares of our common stock in an “at the market offering” program; (ii) we are party to a management services agreement with PAVmed, pursuant to which PAVmed may elect to receive payment of the monthly fee under the management services agreement in cash or in shares of our common stock, with such shares valued at a price based on the current market price (under the terms of PAVmed’s convertible debt, it is required to elect that these payments be made in cash); and (iii) we are party to a payroll and benefits expense reimbursement agreement with PAVmed, pursuant to which PAVmed will pay certain payroll and benefit-related expenses on our behalf and we will reimburse PAVmed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by our board of directors and the board of directors of PAVmed, in shares of our common stock, or in a combination of cash and shares, with any such shares valued at a price based on the current market price.

Any issuance of these shares will dilute our other equity holders, which could cause the price of our common stock to decline. In addition, the sale of these shares in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock.

Even after giving effect to this offering, we expect to require additional capital funding, which may not be available on acceptable terms, or at all, or if available, may result in substantial dilution to our stockholders or otherwise impair the value of our common stock.

Even after giving effect to this offering, as we have not generated significant revenue or cash flow to date, we expect to require additional capital funding in order to make investments to support our business growth. We may seek to raise required additional capital through public or private equity or debt offerings, through loans, through arrangements with strategic partners or through other sources. Such capital may not be available on acceptable terms, or at all. If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or reduce our research and development, clinical trial, marketing, customer support or other commercial activities.

To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock. Any additional shares of our common stock or other securities convertible into or exchangeable for our common stock may be sold at prices lower (or higher) than the price paid by purchasers in this offering. Furthermore, sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock. In the case of certain issuances of equity securities, if the effective sales price per share is less than the then-current conversion price under the 2024 Convertible Notes, the conversion price of the 2024 Convertible Notes will be reduced to such lower sales price, which would increase the number of shares of our common stock upon conversion of such notes, thereby further diluting our stockholders if the notes are converted in accordance with their terms.

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To the extent we raise additional capital by issuing debt securities or incurring loans, the holders of such securities or loans will have priority in payment over the holders of our equity securities. In addition, the terms of those debt securities or loan arrangements may include negative covenants or other restrictions on our business that could impair our operational flexibility, including restricting our ability to pursue our business strategy, and could also require us to incur substantial interest expense.

We do not expect to pay any dividends in the foreseeable future.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. We are also subject to limitations on our ability to pay dividends under the terms of the Preferred Stock and the 2024 Convertible Notes. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general, and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may experience losses on their investment in our common stock.

For example, on December 1, 2025, the price of our common stock closed at $1.01 per share. In the last six months, between June 2, 2025 and December 1, 2025, the intra-day sales price of our common stock fluctuated between a reported low sale price of $0.9495 and a reported high sales price of $1.5397. We may incur rapid and substantial increases or decreases in our stock price in the foreseeable future that do not coincide in timing with the disclosure of news or developments by us.

The market price for our common stock may be influenced by many factors, including the following:

●	factors in the public trading market for our stock that may produce price movements that may or may not comport with macro, industry or company-specific fundamentals, including, without limitation, the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

●	speculation in the press or investment community about our company or industry;

●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

●	the performance, safety and side effects of any products we may develop;

●	the success of competitive products or technologies;

●	results of clinical studies of any products we may develop or those of our competitors;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional products or other products we may develop;

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●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

●	changes in the structure of healthcare payment systems;

●	market conditions in the medical device, pharmaceutical and biotechnology sectors;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described and incorporated by reference in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time. Because there is no minimum offering amount required as a condition to any sales in this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with Maxim as a source of financing.

We intend to use the net proceeds, if any, from the sale of our common stock in this offering for working capital and general corporate purposes. We have not identified the amounts we will spend on any specific purpose. The amounts actually expended for any purpose may vary significantly depending upon numerous factors, including assessments of potential market opportunities, the results of clinical trials and regulatory developments. In the event any net proceeds are not immediately applied, we may temporarily deposit them in our bank accounts as cash and cash equivalents or purchase short-term investments.

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DILUTION

If you invest in our shares, your ownership interest will be diluted to the extent of the difference between the price you paid per share of common stock in this offering and the net tangible book value per share of our common stock after this offering. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding.

Our net tangible book value as of September 30, 2025 was approximately $25.4 million, or approximately $0.19 per share of our common stock issued and outstanding, on an unaudited historical actual basis as of such date.

Our net tangible book value as of September 30, 2025 would have been approximately $49.6 million, or approximately $0.32 per share of our common stock issued and outstanding, on an unaudited pro forma as adjusted basis as of such date, after giving further effect to the sale by us of 24,752,475 shares of our common stock in this offering at an assumed offering price of $1.01 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on December 1, 2025, for aggregate gross proceeds of $25,000,000, and after deducting commissions and estimated aggregate offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.13 per share of our common stock to existing stockholders and an immediate dilution of $0.69 per share of our common stock to new investors purchasing shares of our common stock in this offering at the assumed offering price.

The following table illustrates the dilution on a per share of common stock basis for investors purchasing shares of our common stock in this offering:

Assumed public offering price per share in this offering		$1.01
Net tangible book value per share as of September 30, 2025	$0.19
Increase in net tangible book value attributable to this offering	$0.13
Pro forma as adjusted net tangible book value per share as of September 30, 2025		$0.32
Dilution per share to new investors in this offering		$0.69

The per share calculations above are based on the number of shares of our common stock issued and outstanding as of September 30, 2025, as follows: 130,924,686 shares on an unaudited historical actual basis and 155,677,161 shares on an unaudited pro forma as adjusted basis (in each case, excluding 6,584,240 shares of unvested restricted stock awards granted under our long-term incentive equity plan).

The table above assumes, for illustrative purposes, that an aggregate of 24,752,475 shares of our common stock are sold at an offering price of $1.01 per share, for aggregate gross proceeds of $25,000,000. This assumed sale price has been selected for illustrative purposes only. The shares sold in this offering, if any, will be sold from time to time at various prices and the actual dilution to investors may be more or less than this amount. Presented below, solely for illustrative purposes, is the effect of each of an increase and a decrease of the assumed offering price by $0.15 per share.

Assuming that an aggregate of 21,551,724 shares of our common stock are sold at an offering price of $1.16 per share, representing an increase of $0.15 per share from the assumed offering price above, for aggregate gross proceeds of $25,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.33 per share and the dilution in net tangible book value per share to new investors would be $0.83 per share.

Assuming that an aggregate of 29,069,767 shares of our common stock are sold at an offering price of $0.86 per share, representing a decrease of $0.15 per share from the assumed offering price above, for aggregate gross proceeds of $25,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value per share on a pro forma as adjusted basis would be $0.31 per share and the dilution in net tangible book value per share to new investors would be $0.55 per share.

The foregoing information does not take into account the exercise or conversion of our outstanding options or convertible securities, or the issuance of shares of common stock underlying our equity plans, as set forth in footnote 1 in “Prospectus Summary – The Offering.” To the extent that other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to investors in this offering.

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DESCRIPTION OF COMMON STOCK

We presently are authorized to issue 300,000,000 shares of our common stock. Upon consummation of the offering, 155,677,161 shares of our common stock will be outstanding, assuming the sale of an aggregate of 24,752,475 shares of our common stock at an offering price of $1.01 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on December 1, 2025, for aggregate gross proceeds of $25,000,000. The actual number of shares issued will vary depending on the actual sales price of the shares sold in this offering and the amount sold. The foregoing amount does not include the shares of our common stock issuable upon the exercise or conversion of our outstanding options or convertible securities, or the shares of common stock underlying our equity plans, as set forth in footnote 1 in “Prospectus Summary – The Offering.” For a more complete description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

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PLAN OF DISTRIBUTION

We have entered into a sales agreement with Maxim, under which we may issue and sell shares of our common stock having an aggregate gross sales price of up to $25,000,000 from time to time through or to Maxim acting as sales agent or principal. The sales agreement has been incorporated by reference in the registration statement of which this prospectus forms a part.

Following delivery of a placement notice and subject to the terms and conditions of the sales agreement, Maxim may offer and sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct Maxim not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Maxim may suspend the offering of common stock upon notice and subject to other conditions.

We will pay Maxim commissions, in cash, for its services in acting as agent in the sale of our common stock. Maxim will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Maxim for certain specified fees and documented expenses, including the fees and documented expenses of its legal counsel (i) in an amount not to exceed $60,000 in connection with the execution of the sales agreement and (ii) in an amount not to exceed $7,500 per calendar quarter thereafter payable in connection with each representation date with respect to which we are obligated to deliver a certificate to Maxim pursuant to the sales agreement for which no waiver is applicable and excluding the date of the sales agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to Maxim under the terms of the sales agreement, will be approximately $0.8 million.

Settlement for sales of common stock will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Maxim will use its commercially reasonable efforts consistent with its normal trading and sales practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the sales agreement. In connection with the sale of the common stock on our behalf, Maxim will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Maxim will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate as permitted therein. We and Maxim may each terminate the sales agreement at any time upon ten days’ prior notice.

Maxim and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by Maxim, and Maxim may distribute this prospectus supplement electronically.

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “LUCD.”

The transfer agent for our common stock to be issued in this offering is Continental Stock Transfer & Trust Company, located at 17 Battery Place, New York, New York 10004.

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LEGAL MATTERS

The validity of the securities offered will be passed upon for us by Graubard Miller, New York, New York. Duane Morris LLP, New York, New York, is acting as counsel for Maxim in connection with this offering.

EXPERTS

The consolidated financial statements of Lucid Diagnostics Inc. and Subsidiaries as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, which are incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm (which report includes an explanatory paragraph as to the Company’s ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying base prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

Statements contained in this prospectus supplement and the accompanying base prospectus regarding the contents of any contract or other document that is filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or any SEC filing incorporated by reference in the registration statement.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our website, www.luciddx.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying base prospectus.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below, all filings we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the initial filing date of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of such registration statement, and all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after effectiveness of such registration statement and prior to the sale of all of the securities offered hereby:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 (filed on May 13, 2025), June 30, 2025 (filed on August 12, 2025) and September 30, 2025 (filed on November 12, 2025).

●	Current Reports on Form 8-K filed on February 25, 2025, March 4, 2025, March 4, 2025, March 5, 2025, April 10, 2025, April 11, 2025, April 25, 2025, May 30, 2025, June 18, 2025, September 10, 2025, September 11, 2025, and September 25, 2025.

●	Form 8-A filed on October 12, 2021 registering our common stock under Section 12(b) of the Exchange Act, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed on March 24, 2025).

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and in any document previously incorporated by reference in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of the documents incorporated by reference in this prospectus supplement, without charge, upon written or oral request directed to Lucid Diagnostics Inc., 360 Madison Avenue 25th Floor, New York, New York 10017, telephone number (917) 813-1828. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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Lucid Diagnostics Inc.

Up to $25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Maxim Group LLC

              , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the sale of the securities being registered hereby, are as follows:

SEC registration fee	$15,881.50
FINRA filing fee	$26,750.00
Listing fees and expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing expenses	(1)
Transfer agent fees and expenses	(1)
Miscellaneous expenses	(1)
Total	(1)

(1) These fees and expenses cannot be estimated at this time.

All expenses, other than the SEC registration fee, are estimated. The actual expenses incurred will depend on the securities offered, the number of issuances and the nature of the offerings. We estimate that the expenses in connection with the sale of securities in the “at the market offering” described in the prospectus supplement filed with this registration statement (other than commissions and reimbursements payable to the sales agent for such offering) will be accounting fees and expenses of $25,000, legal fees and expenses of $60,000, and miscellaneous expenses of $10,000.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Company Law, concerning indemnification of directors, officers and other persons, is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

“(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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“(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

“(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

“(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

“(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

“(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

“(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

“(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

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“(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

“(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Our certificate of incorporation provides that all persons whom we have the power to indemnify under Delaware law, including our directors and officers, shall be entitled to be indemnified by us to the fullest extent permitted by Delaware law. Paragraph B of Article Seventh of our certificate of incorporation provides as follows:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Furthermore, our bylaws provide for (i) indemnification of any person party to or threatened to be made party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (ii) payment or reimbursement by us of expenses incurred by any current or former officer or director in advance of the final disposition of any such action, suit or proceeding; and (iii) our power to purchase insurance to protect any person who is or was a director, officer, employee or agent of ours, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, we have entered into, and intend to continue to enter into, indemnification agreements with our directors and officers. Additionally, in accordance with our amended and restated bylaws, we have acquired directors’ and officers’ insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16. Exhibits

A list of the exhibits required by Item 601 of Regulation S-K to be filed as part of this registration statement is set forth in the Exhibit Index on page II-7.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in New York, New York on December 5, 2025.

LUCID DIAGNOSTICS INC.

By:	/s/ Lishan Aklog, M.D.
Name:	Lishan Aklog, M.D.
Title:	Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog, M.D.	Chairman of the Board and Chief	December 5, 2025
	Lishan Aklog, M.D.	Executive Officer (Principal Executive
Officer)

By:	/s/ Dennis M. McGrath	Chief Financial Officer (Principal	December 5, 2025
	Dennis M. McGrath	Financial Officer and Principal
Accounting Officer)

By:	/s/ Stanley N. Lapidus	Vice Chairman and Director	December 5, 2025
Stanley N. Lapidus

By:	/s/ James L. Cox, M.D.	Director	December 5, 2025
James L. Cox, M.D.

By:	/s/ Dennis A. Matheis	Director	December 5, 2025
Dennis A. Matheis

By:	/s/ John R. Palumbo	Director	December 5, 2025
John R. Palumbo

By:	/s/ Jacque J. Sokolov, M.D.	Director	December 5, 2025
Jacque J. Sokolov, M.D.

By:	/s/ Ronald M. Sparks	Director	December 5, 2025
Ronal M. Sparks

By:	/s/ Debra J. White	Director	December 5, 2025
Debra J. White

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EXHIBIT INDEX

		Incorporation by Reference
Exhibit No.	Description	Form	Exhibit No.	Date
1.1	Form of Underwriting Agreement.	**
1.2	Sales Agreement, dated as of May 30, 2025 by and between Maxim Group LLC and Lucid Diagnostics Inc.	8-K	1.1	5/30/25
3.1.1	Amended and Restated Certificate of Incorporation.	S-1/A	3.1	10/7/21
3.1.2	Amendment to Amended and Restated Certificate of Incorporation	8-K	3.1	6/21/23
3.1.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock	8-K	3.1	3/14/24
3.1.4	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock	8-K	3.1	5/7/24
3.2	Amended and Restated Bylaws.	S-1/A	3.2	10/7/21
4.1	Description of Registrant’s Securities	10-K	4.1	4/5/22
4.2	Specimen Common Stock Certificate	S-1/A	4.1	10/7/21
4.3	Form of 2024 Convertible Note	8-K	4.1	11/29/24
4.3	Preferred Stock Certificate of Designations.	**
4.4	Form of Indenture for Senior Debt Securities between the Registrant and Trustee to be designated.	+
4.5	Form of Indenture for Subordinated Debt Securities between the Registrant and Trustee to be designated.	+
4.6	Warrant Agreement.	**
4.7	Unit Agreement.	**
5.1	Opinion of Graubard Miller.	+
10.1	Form of Securities Purchase Agreement.	**
23.1	Consent of Marcum LLP.	+
23.2	Consent of Graubard Miller (included in its opinion filed as Exhibit 5.1).	+
24.1	Power of Attorney (set forth on signature page).	+
25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Senior Debt Indenture.	***
25.2	Statement of Eligibility of Trustee on Form T-1 with respect to the Subordinated Debt Indenture.	***
107	Filing Fee Table	+

+	Filed herewith.

*	To be filed prior to the effectiveness of this registration statement by an amendment to this registration statement.

**	To be filed, if applicable, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or by incorporation by reference through a Current Report on Form 8-K filed in connection with an offering of securities.

***	To be filed, if applicable, by amendment or pursuant to the Section 305(b)(2) of Trust Indenture Act of 1939, as amended.

‡	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

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